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                                                   EXHIBIT 21
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                                            SUBSIDIARIES OF REGISTRANT
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                                                                             State or jurisdiction
Subsidiary                                                                   in which incorporated
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
LaserSight Technologies, Inc. . . . . . . . . . . . . . . . . . .                   Delaware

MEC Health Care, Inc. . . . . . . . . . . . . . . . . . . . . . .                   Maryland

LSI Acquisition, Inc. . . . . . . . . . . . . . . . . . . . . . .                  New Jersey

MRF, Inc. (d/b/a The Farris Group). . . . . . . . . . . . . . . .                   Missouri

LaserSight Centers Incorporated . . . . . . . . . . . . . . . . .                   Delaware

J.T.T. International, Inc.  . . . . . . . . . . . . . . . . . . .                    Florida

LS Export, Ltd. . . . . . . . . . . . . . . . . . . . . . . . . .             U.S. Virgin Islands

LST Laser, S.A. . . . . . . . . . . . . . . . . . . . . . . . . .                  Costa Rica

LS Japan Company, Limited (Not active). . . . . . . . . . . . . .                     Japan

Photon Vision, Inc. (Not active)  . . . . . . . . . . . . . . . .                    Florida

MP-Tek, Inc. (Not active) . . . . . . . . . . . . . . . . . . . .                    Florida

Integrated Vision Services, Inc. (Not active) . . . . . . . . . .                    Missouri

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